UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

HCW Biologics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40591	82-5024477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 N. Commerce Parkway
Miramar, Florida	33025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 954 842-2024

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HCWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 10, 2026, the Audit Committee of the Board of Directors (the “Audit Committee”) of HCW Biologics Inc. (the “Company”), in consultation with management and the Company’s independent registered public accounting firm, Crowe LLP, concluded that the Company’s previously issued unaudited condensed financial statements as of and for the three months ended March 31, 2026, included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2026 (the “Original Form 10-Q”), should no longer be relied upon. The Company intends to file an amendment to the Original Form 10-Q on Form 10-Q/A (the “Form 10-Q/A”) to restate the affected unaudited condensed financial statements and related disclosures for the three months ended March 31, 2026. The Company also intends to amend or otherwise update, as appropriate, its applicable registration statement filing that incorporates or includes the affected financial information prior to its effectiveness, to reflect the restated financial statements and related disclosures.

The non-reliance conclusion described above resulted from the identification of an error in the Company’s application of the two-class method for calculating earnings per share (“EPS”). Specifically, the Company did not appropriately allocate undistributed earnings between Common Stock and participating securities with non-forfeitable dividend rights. Management determined that these errors constituted a material misstatement of EPS.

After giving effect to the Company’s reverse stock split effective on June 30, 2026, the Company had 904,312 weighted-average shares of Common Stock outstanding and had outstanding participating warrants which may be exercised for 524,501 shares of Common Stock as of March 31, 2026. On a post-split basis, as a result of the misapplication of the two-class method, the Company reported basic and diluted EPS of $2.19 per share, an overstatement of $0.80 per share, caused by applying a 100% allocation of undistributed earnings to the weighted average shares outstanding; however, the Company should have allocated approximately 63.3% of the applicable undistributed earnings to Common Stock and approximately 36.7% to the participating securities.

The error affected EPS as presented on the face of the statement of operations and in the related EPS disclosures. Any previously furnished reports, press releases, earnings releases and other communications describing the Company’s condensed financial statements as of and for the three months ended March 31, 2026, should no longer be relied upon.

Management evaluated the effect of the error and restatement on the Company’s disclosure controls and procedures and internal control over financial reporting and concluded that a material weakness existed related to the ineffective operation of the Company’s technical accounting review control over complex warrant instruments and financing transactions, including the evaluation of relevant contractual provisions and related legal interpretations, at a sufficient level of precision. As a result, the Company did not appropriately apply the two-class method in calculating EPS for the three months ended March 31, 2026. Management is implementing remediation measures, including enhanced technical accounting review procedures, and improved coordination with legal counsel and other advisors, as appropriate.

The Audit Committee has discussed the matters disclosed in this Form 8-K with Crowe LLP, the Company’s independent registered public accounting firm.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected impact of the error and restatement; the timing, form, and scope of any amended or future SEC filings; the expected conclusions regarding disclosure controls and procedures and internal control over financial reporting; and the Company’s remediation plans. These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties, including the discovery of additional information during the preparation of the restated financial statements, as well as the risk factors described in the Company’s SEC filings. Actual results may differ materially from those indicated by these forward-looking statements. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this report, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCW BIOLOGICS INC.

Date:	August 14, 2026	By:	/s/ Hing C. Wong
Hing C. Wong, Founder and Chief Executive Officer